UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
 _____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 13, 2017
_________________________
SERITAGE GROWTH PROPERTIES
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420		38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

489 Fifth Avenue, 18th Floor New York, New York		10017
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (212) 355-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.  Other Events.

On July 13, 2017, Seritage Growth Properties (together with its subsidiaries, "Seritage") issued a press release announcing that it has entered into two transactions with a subsidiary of GGP Inc. (together with its subsidiaries, "GGP").  In the first transaction, Seritage sold to GGP its 50% interest in eight of the 12 assets owned by its existing joint venture with GGP for gross consideration of $190.1 million.  In the second transaction, Seritage entered into a new joint venture with respect to five of its wholly-owned assets whereby GGP has acquired from Seritage a 50% interest for $57.5 million.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description
99.1	Press release of Seritage Growth Properties, dated July 13, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
Name: Matthew Fernand
Title: Executive Vice President, General Counsel & Secretary
Date:  July 13, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Seritage Growth Properties, dated July 13, 2017.